                                                                     EXHIBIT 4.1

                                   AMENDMENT

          AMENDMENT, dated as of June 20, 2001 (this "Amendment"), to the
                                                      ---------
Amended and Restated Credit and Guarantee Agreement, dated as of September 29, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Exide Corporation, a Delaware corporation (the
-----------------
"Company"), the Borrowing Subsidiaries signatories thereto, the Guarantors
--------
signatories thereto, the several Lenders from time to time parties thereto, Credit Suisse First Boston, as sole book manager (in such capacity, the "Book
                                                                         ----
Manager"), Credit Suisse First Boston, as administrative agent (in such
-------
capacity, the "Administrative Agent") for the Lenders, and others.
               --------------------

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

          WHEREAS, the Borrowers have requested the Lenders to consent to the amendment of certain provisions of the Credit Agreement, and the Lenders are willing to consent to such amendments upon and subject to the terms and conditions hereinafter set forth;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1.  Defined Terms.  Terms defined in the Credit Agreement and
                      -------------
used herein shall have the meanings given to them in the Credit Agreement.

          SECTION 2.  Amendments to Credit Agreement.
                      ------------------------------

          (a)  Amendments to Section 1.1.  Section 1.1 of the Credit Agreement
               -------------------------
is hereby amended as follows:

               (i) The defined terms "Amendment Period", "Consolidated Senior Secured Debt" and "Consolidated Senior Secured Debt Ratio", together with the related definitions, shall be added in the appropriate alphabetical position as follows:

                    "Amendment Period":  the period from FQ1 2002 through and
                     ----------------
          including FQ2 2003.

                    "Consolidated Senior Secured Debt":  all Consolidated Total
                     --------------------------------
          Debt that is secured by a Lien on any Property of the Company or any Subsidiary.

                    "Consolidated Senior Secured Debt Ratio":  as at the last
                     --------------------------------------
          day of any period of four consecutive fiscal quarters, the ratio of
          (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA for such period; provided that for purposes of calculating
                                  --------
          Consolidated EBITDA of the Company and its Subsidiaries for any period, the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period shall be included on a pro
                                                                        ---
          forma basis for such period (assuming the consummation of each such
          -----
          acquisition
          and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (i) have been previously provided to the Administrative Agent and the Lenders and
          (ii) either (A) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                    "Lender":  each bank or other financial institution listed
                     ------
          on Schedule 1.1A hereto, each Assignee which becomes a Lender pursuant to Section 12.6(c) and their respective successors.

               (ii) The definition of "Consolidated Fixed Charge Coverage Ratio" shall be modified by adding to the end of such definition a semicolon followed by the following proviso:

          "provided that with respect to any calculation of the Consolidated
           --------
          Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending during the Amendment Period, Restructuring Charges shall not be deducted from Consolidated EBITDA for such period to the extent (and only to the extent) that the aggregate amount of Restructuring Charges does not exceed either (a) $60,000,000 for any such period of four consecutive fiscal quarters or (b) $75,000,000 for the Amendment Period".

          (b)  Amendments to Section 3.5(a). Section 3.5(a) is hereby amended
               ----------------------------
by replacing the parenthetical in its entirety with the phrase "(other than paragraphs (p) and (q) thereof)".

          (c)  Amendments to Section 7.1. Section 7.1 is hereby amended by
               -------------------------
deleting the word "and" at the end of paragraph (a) thereof, adding a semicolon and the word "and" to the end of paragraph (b) thereof and adding a new paragraph (c) immediately after paragraph (b), as follows:

               "(c) as soon as available, but in any event not later than 45 days after the end of each month during the Amendment Period (other than any month at the end of a fiscal period to which the reporting requirements of either (a) or (b) above apply), the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries and the related unaudited consolidated statements of income and of cash flows for such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);"

          (d)  Amendments to Section 8.1.  Section 8.1 is hereby amended as
               -------------------------
follows:

          (i)  Section 8.1(a) shall be restated in its entirety as follows:

          (a)  Consolidated Leverage Ratio. Permit the Consolidated Leverage
               ---------------------------
     Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                         Consolidated
           Period                                       Leverage Ratio
           ------                                       --------------
          FQ1 2002                                          5.25
          FQ2 2002                                          5.25
          FQ3 2002                                          5.00
          FQ4 2002                                          4.75
          FQ1 2003                                          4.75
          FQ2 2003                                          4.50
          FQ3 2003                                          3.25
          FQ4 2003 and thereafter                           3.00

          (ii) Section 8.1(c) shall be restated in its entirety as follows:

          (c)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
     Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending during any period set forth below to be less than the ratio set forth below opposite such period:

                                                        Consolidated
           Period                                  Interest Coverage Ratio
           ------                                  -----------------------
          FQ1 2002                                          2.25
          FQ2 2002                                          2.50
          FQ3 2002                                          2.50
          FQ4 2002                                          2.50
          FQ1 2003                                          2.75
          FQ2 2003                                          2.75
          FQ3 2003 and thereafter                           3.00

          (iii)  A new Section 8.1(d) shall be added as follows:

          (d)  Consolidated Senior Secured Debt Ratio.  Permit the Consolidated
               --------------------------------------
     Senior Secured Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Company ending during any period set forth below to exceed the ratio set forth below opposite such period:

                                                      Consolidated Senior
           Period                                     Secured Debt Ratio
           ------                                     -------------------
          FQ1 2002                                          2.75
          FQ2 2002                                          2.75
          FQ3 2002                                          2.65
          FQ4 2002                                          2.40
          FQ1 2003                                          2.40
          FQ2 2003                                          2.40

          (e)  Amendments to Section 8.2.  Section 8.2 is hereby amended by
               -------------------------
changing the current paragraph (p) to paragraph (q) and inserting a new paragraph (p) as follows:

               "(p) senior unsecured or subordinated unsecured indebtedness of the Company, provided, that the Net Cash Proceeds thereof are applied in accordance with Section 3.5(a); and".

          (f)  Amendments to Section 8.3.  Section 8.3 is hereby amended by
               -------------------------
deleting the word "and" at the end of paragraph (q) thereof, adding a semicolon and the word "and" to the end of paragraph (r) thereof and adding a new paragraph (s) immediately after paragraph (r), as follows:

               "(s) Liens securing inter-company transactions to the extent permitted under Section 8.2."

          (g)  Amendments to Section 8.5.  Section 8.5 is hereby amended by
               -------------------------
deleting the word "and" at the end of paragraph (i) thereof, adding the word "and" to the end of paragraph (j) thereof and adding a new paragraph (k) immediately after paragraph (j), as follows:

               "(k) any Asset Sale by the Company and its Subsidiaries with respect to assets having a fair market value not to exceed $50,000,000, provided, that the proceeds of such Asset Sale are applied in accordance with the provisions of Section 3.5(b)."

          (h)  Amendments to Section 8.7.  Section 8.7 is hereby amended by
               -------------------------
deleting the word "and" at the end of paragraph (b) thereof, adding a semicolon and the word "and" to the end of paragraph (c) thereof and adding a new paragraph (d) immediately after paragraph (c), as follows:

               "(d) Notwithstanding the foregoing, the Company and its Subsidiaries shall not make Capital Expenditures during any period of four consecutive fiscal quarters ending during the Amendment Period in an aggregate amount exceeding $115,000,000."

          (i)  Amendment to Section 8.9.  Section 8.9 is hereby amended by
               ------------------------
adding the following sentence at the end thereof:

          "Nothing in this Section shall prohibit the Company from redeeming, repurchasing, retiring or acquiring Convertible Notes (including any claim for accrued interest thereon) for consideration consisting solely of common stock of the Company or cash in lieu of fractional shares thereof, such cash amount not to exceed $500,000 in the aggregate."

          SECTION 3.  Name Change.  Notwithstanding anything contained in the
                      -----------
Credit Agreement, including Section 7.10, the Company may create a wholly-owned Domestic Subsidiary with no assets and merge such Domestic Subsidiary into the Company for the purpose of renaming the Company "Exide Technologies".

          SECTION 4.  Conditions to Effectiveness.  This Amendment shall be
                      ---------------------------
effective on the date on which all of the following conditions precedent have been satisfied (the "Effective Date"):
                     --------------

          (a) The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Borrowers and the Required Lenders.

          (b) The Company shall have paid all accrued fees and expenses of the Administrative Agent in connection with this Amendment, including the accrued fees and expenses of counsel to the Administrative Agent.

          (c) After giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.

          (d) The Administrative Agent shall have received payment of the amendment fee payable pursuant to Section 7 of this Amendment.

          SECTION 5.  Representations and Warranties.  To induce the Lenders
                      ------------------------------
parties hereto to enter into this Amendment, each of the Borrowers hereby represents and warrants to the Administrative Agent and all of the Lenders that the representations and warranties made by each of the Borrowers in the Loan Documents are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof.

          SECTION 6.  Effect on the Loan Documents.  (a)  Except as specifically
                      ----------------------------
amended above, the Credit Agreement and all other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (b) The execution, delivery and effectiveness of this Amendment except as expressly provided herein, shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 7.  Amendment Fee.  The Company shall pay to the
                      -------------
Administrative Agent, for the account of each Lender which executes and delivers this Amendment prior to 5:00 p.m., New York City time, June 20, 2001, an amendment fee equal to .375% of such Lender's Aggregate Exposure, such fee to be earned and payable on the Effective Date.

          SECTION 8.  Affirmation of Loan Documents.  Each Loan Party hereby
                      -----------------------------
consents to the modification of the Credit Agreement effected hereby and hereby acknowledges and agrees that the obligations of such Loan Party contained in the Loan Documents as modified hereby are, and shall remain, in full force and effect.

          SECTION 9.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND
                      -------------
OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.  Execution in Counterparts.  This Amendment may be
                       -------------------------
executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Company and the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                              EXIDE CORPORATION, as a Borrower and as a
                                 Guarantor

                              By:___________________________________
                                 Name:
                                 Title:

                              EXIDE HOLDING EUROPE S.A.
                              COMPAGNIE EUROPEENNE D'ACCUMULATEURS S.A.
                              EURO EXIDE CORPORATION LIMITED
                              SOCIEDAD ESPANOLA DEL ACUMULADOR TUDOR S.A.
                              TUDOR A.B.
                              CMP BATTERIJEN B.V.
                              CMP BATTERIES LIMITED
                              ACCUMULATORENFABRIK SONNENSHEIN GMBH
                              DEUTSCHE EXIDE GMBH
                              MERCOLEC TUDOR B.V.,

                              each as a Borrowing Subsidiary and as a Guarantor


                              By:__________________________________
                                 Name:
                                 Title:

                              ACCUMULATORENFABRIK SONNENSCHEIN GMBH
                              COMPAGNIA GENERALE ACCUMULATORI S.P.A.
                              SOCIETA INDUSTRIALE ACCUMULATORI S.P.A.
                              FULMEN IBERICA S.A.
                              CMP BATTERIES LIMITED
                              CMP BATTERIJEN B.V.
                              CMP BATTERIJEN N.V.
                              SOCIETE FRANCAISE DES ACCUMULATEURS TUDOR S.A. EXIDE AUTOMOTIVE BATTERIE GMBH
                              HAGEN BATTERIE A.G.
                              INDUSTRIA COMPOSIZIONI STAMPATE S.P.A.
                              HAGEN BATTERIJEN B.V.
                              ELECTRO MERCANTIL INDUSTRIAL S.A.
                              EXIDE (DAGENHAM) LIMITED
                              EXIDE FRANCE S.A.
                              FULMEN UK LIMITED
                              EXIDE AUTOMOTIVE S.A.
                              SOCIEDAD PORTUGUESA DO ACUMULADOR TUDOR S.A.
                              EXIDE DENMARK A/S
                              GEMALA SWEDEN AB
                              CENTRA S.A.
                              DETA AKKUMULATORENWERK GMBH
                              MAREG ACCUMULATOREN GMBH
                              FRIEMANN & WOLFF BATTERIETECHNIK GMBH
                              EXIDE SONNAK A/S
                              EXIDE AUTOMOTIVE B.V.
                              EXIDE BATTERIES LIMITED
                              B.I.G. BATTERIES LIMITED
                              EXIDE LENDING LIMITED

                              each as a Guarantor, subject to the limitations,
                                 if any, contained in Schedule 10.1


                              By: ___________________________________
                                  Name:
                                  Title:

                              CREDIT SUISSE FIRST BOSTON, as Joint Lead
                                 Arranger, Book Manager and Administrative Agent


                              By:__________________________________
                                 Name:
                                 Title:


                              By:__________________________________
                                 Name:
                                 Title:


                              SALOMON SMITH BARNEY INC., as Joint Lead Arranger


                              By:__________________________________
                                 Name:
                                 Title:

                              SALOMON SMITH BARNEY INC., as Syndication Agent


                              By:__________________________________
                                 Name:
                                 Title:

                              [LENDER NAME]


                              By:__________________________________
                                 Name:
                                 Title: